UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 16, 2011
Irvine Sensors Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-08402	33-0280334

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Red Hill Avenue, Costa Mesa, California	92626

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (714) 549-8211
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On March 16, 2011, Irvine Sensors Corporation (the “Company”) issued and sold to an accredited investor, Costa Brava Partnership III L.P. (“Costa Brava”), in an initial closing a 12% Senior Subordinated Secured Promissory Note due March 16, 2013 (the “Note”) in the aggregate principal amount of $2,000,000 (the “Financing”). The proceeds of the Financing will be used to repay those certain convertible and non-convertible debentures that were issued by the Company in March 2010.
The Note bears interest at a rate of 12% per annum, due and payable quarterly in cash within 10 business days of the end of each calendar quarter, calculated on the simple interest basis of a 365-day year for the actual number of days elapsed. The foregoing notwithstanding, until that certain Secured Promissory Note dated April 14, 2010 by and between the Company to Timothy Looney (the “Looney Note”) is repaid in full, cash interest on the Note must instead be paid by adding the amount of such interest to the outstanding principal amount of the Notes as “PIK” interest. The Note is secured by substantially all of the assets of the Company pursuant to a Security Agreement dated March 16, 2011 between the Company and Costa Brava as representative of the Note holders, but the liens securing the Note are subordinate to the liens securing the indebtedness of the Company to Summit Financial Resources, L.P. under that certain Financing Agreement dated as of June 16, 2009, and subordinate in right of payment to the Looney Note.
Subject to the subordination to the Looney Note, the amounts owing under the Note may be accelerated upon the occurrence of certain events of default, such as (i) a change in control of the Company; (ii) failure to pay to any holder any amounts when and as due under the Note or any other transaction document in connection therewith (including the Note, the “Transaction Documents”) (subject to a 5 business day cure period in the case of a failure to pay interest when and as due); (iii) any event of default under, redemption of or acceleration prior to maturity of certain indebtedness of the Company or its subsidiaries (other than the Note) in an aggregate principal amount in excess of $500,000; (iv) the Company or any of its subsidiaries other than Optex Systems, Inc. (“Optex”), pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), commences a voluntary case, consents to the entry of an order for relief against it in an involuntary case, consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), makes a general assignment for the benefit of its creditors or admits in writing that it is generally unable to pay its debts as they become due; (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that is for relief against the Company or any of its subsidiaries (other than Optex) in an involuntary case, appoints a Custodian of the Company or any of its subsidiaries (other than Optex) or orders the liquidation of the Company or any of its subsidiaries (other than Optex); (vi) a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against the Company or any of its subsidiaries and which judgments are not, within 60 days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a creditworthy party will not be included in calculating the $500,000 amount so long as the Company provides a reasonably satisfactory written statement from such insurer or indemnity provider to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within 30 days of the issuance of such judgment or such later date as provided by the terms of such insurance policy; (vii) any representation or warranty made by the Company in any Transaction Document shall prove to be materially false or misleading as of the date made or deemed made; (viii) the Company breaches any covenant or other term or condition of any Transaction Document and, in the case of a breach of a covenant or term or condition which is curable, such breach continues for a period of at least 10 consecutive business days; (ix) any material provision of any Transaction Document ceases to be of full force and effect other than by its terms, or the Company contests in writing (or supports any other person in contesting) the validity or enforceability of any provision of any Transaction Document; (x) the Security Agreement shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected lien, with the priority required by the Security Agreement, on, and security interest in, any material portion of the collateral purported to be covered thereby, subject to permitted liens and the liens securing Looney Note; and (xi) any event of default occurs with respect to any other Notes.

Pursuant to the terms of the Note, unless the successor entity assumes the obligations under the Note and Transaction Documents, the Company may not directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another entity or person, (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the assets of the Company to another entity or person, (iii) allow another person or entity to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the persons or entities making or party to, or associated or affiliated with the persons or entities making or party to, such purchase, tender or exchange offer), (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person or entity whereby such other person or entity acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Stock (each, a “Fundamental Transaction”).
The Note also restricts the Company from (A) directly or indirectly, incurring or guaranteeing, assuming or suffering to exist any indebtedness, other than the Notes, the Looney Note and certain other permitted indebtedness; (B) allowing or suffering to exist any mortgage, lien, pledge, charge, security interest or other similar encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its subsidiaries other than existing liens securing the Looney Note and certain other permitted liens; and (C) during an event of default, directly or indirectly, redeeming, defeasing, repurchasing, repaying or making any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any indebtedness expressly subordinate to the Note.
In connection with the Financing, on March 16, 2011, the Company also entered into an Omnibus Amendment with Costa Brava and The Griffin Fund LP (“Griffin”) amending those certain 12% Subordinated Secured Convertible Notes due December 23, 2015 (the “Convertible Notes”) and the security agreement covering the Convertible Notes, to permit the Financing and to subordinate the liens securing the Convertible Notes to the liens securing the Note.
The Note has not been registered under the Securities Act of 1933 and may not be offered or sold absent registration or an applicable exemption from registration. The Company may expand the Financing.
The information set forth above is qualified in its entirety by reference to the actual terms of the Note, Security Agreement and Omnibus Amendment attached hereto as Exhibits 10.1 through 10.3 and which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.
The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.
On March 16, 2011, the Company issued an aggregate of 704,142 shares of common stock to an accredited institutional investor upon such investor’s conversion of an aggregate of $49,290 of the stated value of the Company’s Series A-2 10% Cumulative Convertible Preferred Stock. On March 18, 2010, the Company issued an aggregate of 318,935 shares of common stock to 48 accredited investors pursuant to its election to convert the payment of interest accrued as of such date on those certain convertible and non-convertible interest-bearing debentures issued by the Company to such investors on March 18, 2010.
The sales and issuances described in this Current Report on Form 8-K have been determined to be exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The investors have represented that they are accredited investors, as that term is defined in Regulation D, and have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 3.03.	Material Modification to Rights of Security Holders.
The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 9.01.	Financial Statements and Exhibits.
(a) Not Applicable.
(b) Not Applicable.
(c) Not Applicable.
(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Form of 12% Senior Subordinated Secured Promissory Note issued by the Company to Costa Brava on March 16, 2011

10.2	Security Agreement dated March 16, 2011 between the Company and Costa Brava as representative of the Note holders

10.3	Omnibus Amendment dated March 16, 2011 between the Company and Costa Brava and Griffin
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRVINE SENSORS CORPORATION (Registrant)
Dated: March 21, 2011	/s/ JOHN J. STUART, JR.
John J. Stuart, Jr.
Senior Vice President and Chief Financial Officer